TRANSITION AGREEMENT

This Transition Agreement (“Agreement”) is entered into as of November 17, 2023 (“Execution Date”), but effective as of the Effective Date (as defined in Section 2.1 (Bankruptcy Court Approval)), by and between Thrasys, Inc., a California corporation with its principal place of business at 250 Executive Park Blvd., Suite 2000, San Francisco, California 94134, USA (“Supplier”) and the County of Alameda, California, USA (“Customer”). Supplier and Customer are individually referred to as a “Party” and collectively referred to as the “Parties”.

RECITALS

WHEREAS, the Parties entered into that certain Procurement Contract No. 17450, dated October 1, 2018 (as amended by First Amendment to Agreement, dated September 3, 2019; Second Amendment to Agreement, dated March 24, 2020; Third Amendment to Agreement, dated June 2, 2020; Fourth Amendment to Agreement, dated February 1, 2022; and Fifth Amendment to Agreement, dated July 1, 2023) (collectively, “Prior Agreements”).

WHEREAS, Supplier filed for Chapter 11 bankruptcy on October 20, 2023 and will cease as a going concern on December 31, 2023.

WHEREAS, in connection with Supplier’s bankruptcy, the Parties intend to undertake certain actions that are intended to provide Customer with ongoing use and access to SyntraNet (as defined below) for a specified transition period to give Customer time to enter into its own vendor agreements to support its ongoing use of SyntraNet (the “Business Continuity Plan”).

WHEREAS, in order to adjust to Supplier’s changed circumstances and execute the intentions of the Business Continuity Plan, the Parties desire to terminate the Prior Agreements and supersede Customer’s rights to SyntraNet granted under the Prior Agreements with the rights granted under this Agreement, grant Customer certain rights to the Source Code (as defined below) for SyntraNet, and have Supplier provide Transition Services (as defined below) in consideration for the payments by Customer to be made pursuant to this Agreement.

WHEREAS, in consideration of the aforementioned modifications and additions, Supplier and Customer mutually desire to release each other of all Claims (as defined below) against one another.

NOW THEREFORE, subject to the approval of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), in consideration of the mutual promises and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed by the Parties, the Parties agree as follows:

1.    DEFINITIONS.

1.1    “Affiliate” means any entity, now or hereafter existing (so long as such entity does not have its own agreement with Supplier for use of SyntraNet) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the subject entity. For purposes of this definition, “control” means direct or indirect possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. An entity shall be considered an “Affiliate” only so long as that entity meets the foregoing definition.

1.2    “Bankruptcy Court” has the meaning set forth in the Recitals.

1.3    “Business Continuity Plan” has the meaning set forth in the Recitals.

1.4    “Business Day” means Monday through Friday other than holidays observed by Customer.

1.5    “Claims” has the meaning set forth in Section 5.2(a) (Mutual Release).

1.6    “Completion” has the meaning set forth in Section 3.1 (Fees and Payments) of Exhibit A.

1.7    “County Data” has the meaning set forth in the Prior Agreements.

1.8    “Derivative Works” has the meaning set forth in Section 3.4 (Ownership of Modifications and Enhancements).

1.9    “Documentation” means the printed, paper, electronic or online user instructions and help files made available by Supplier for use with SyntraNet, as may be updated from time to time by Supplier.

1.10    “Object Code” means the machine-readable version of software code for SyntraNet that is the result of compiling the Source Code.

1.11    “Source Code” means the human-readable version of software code of SyntraNet in the programming language in which SyntraNet was written, together with all related flow charts and technical documentation, including a description of the procedure for generating object code.

1.12    “SyntraNet” means the technology platform and applications, solutions, and capabilities to integrate information, coordinate care, engage members/patients, manage health, and analyze data to improve health outcomes, quality and costs, including without limitation, the following: Community Health Record; jail scheduling; California Advancing and Improving Medi-Cal (CalAIM) Electronic Data Interchange (EDI); and Electronic Matching Patient Index (EMPI).

1.13    “Taxes” means all taxes, levies, imposts, duties, fines or similar governmental assessments imposed by any jurisdiction, country or any subdivision or authority thereof including, but not limited to federal, state or local sales, use, property, excise, service, transaction, privilege, occupation, gross receipts or similar taxes, in any way connected with this Agreement or any instrument, order form or agreement required hereunder, and all interest, penalties or similar liabilities with respect thereto, except such taxes imposed on or measured by a Party’s net income. Notwithstanding the foregoing, Taxes shall not include payroll taxes attributable to the compensation paid to workers or employees and each Party shall be responsible for its own federal and state payroll tax collection, remittance, reporting and filing obligations.

1.14    “Transition Fees” has the meaning set forth in Section 5.1(b) (Transition Fees).

1.15    “Transition Services” has the meaning set forth in Section 4.1 (Description).

1.16    “Transition Term” has the meaning set forth in Section 10.1 (Transition Term).

1.17    “Users” means Customer’s or its Affiliates’ employees, consultants, contractors, agents and third parties with whom Customer may transact business and (a) for whom access to SyntraNet has been purchased pursuant to this Agreement or the Prior Agreements, (b) who are authorized by Customer or its Affiliates to access and use SyntraNet, and (c) where applicable, who have been supplied user identifications and passwords for such purpose by Customer (or by Supplier at Customer’s request).

2.    CONDITION PRECEDENT TO PARTIES’ RIGHTS AND OBLIGATIONS.

2.1    Bankruptcy Court Approval. Both Parties’ respective rights and obligations hereunder shall only become effective on the date the Bankruptcy Court enters an order approving this Agreement (the “Approval Order” and, such date, the “Effective Date”). Both Parties shall make a good faith effort to obtain entry of the Approval Order as soon as is reasonably practicable. Bankruptcy Court approval is a condition precedent for this Agreement to become effective.

2.2    Assignment and Assumption of Agreements. Both parties’ respective rights and obligations hereunder shall only become effective if each of the contracts below (collectively, the “Vendor Contracts”) has been assumed and assigned by Supplier to Customer and assumed by Customer, as approved by the Bankruptcy Court in connection with the Approval Order:

(a)    Contracts by and between Supplier and Armor Defense Inc., a Delaware corporation with its principal place of business at 7700 Windrose Ave, Unit G300, Plano, TX 75024, that are necessary for Customer to operate, maintain, and enhance SyntraNet;

(b)    Contracts by and between Supplier and Verato, Inc., a Delaware corporation with its main place of business located at 1751 Pinnacle Drive, Suite 1700, McLean, Virginia 22102, that are necessary for Customer to operate, maintain, and enhance SyntraNet;

(c)    Contracts by and between Supplier and Collective Medical Technologies, Inc. that are necessary for Customer to operate, maintain, and enhance SyntraNet.

2.3    Supplier’s Representations and Warranties With Respect To Assignment and Assumption of Agreements. Supplier represents and warrants that, with respect to the Vendor Contracts, as of November 7, 2023, it provided Customer with all executed agreements in full, including without limitation all applicable amendments thereto. Further, Supplier’s representations and warranties in each of the Vendor Contracts shall be incorporated by reference as representations and warranties in this Transition Agreement.

3.    RIGHTS AND RESTRICTIONS.

3.1    SyntraNet Rights. Subject to the terms and conditions of this Agreement and Customer’s compliance with the terms and conditions contained in this Agreement, Supplier hereby grants to Customer a non-exclusive, transferable, perpetual, royalty-free right to access and use SyntraNet and Documentation for business use serving Alameda County individuals.

3.2    Source Code and Object Code. Subject to the terms and conditions of this Agreement and Customer’s compliance with the terms and conditions contained in this Agreement, Supplier hereby grants to Customer a non-exclusive, transferable, perpetual, royalty-free license to use, reproduce and modify the Source Code and Object Code as necessary to support Customer’s authorized use of SyntraNet.

3.3    Restrictions. Customer shall not, directly or indirectly, and Customer shall not permit any User or third party to rent, lease, distribute, sell, resell, assign, or otherwise transfer its rights to use SyntraNet or the Source Code, except to an entity serving Alameda County individuals and that, with respect to SyntraNet and the Source Code, is subject to confidentiality obligations at least as stringent as those in Section 8 (Confidentiality) of this Agreement.

3.4    Ownership of Modifications and Enhancements. Customer shall own all right, title, and interest in and to any Derivative Works (as defined herein) developed or commissioned by Customer through Customer or its independent contractor. “Derivative Works” shall mean modifications and enhancements that are based upon SyntraNet as licensed from Supplier, subject to Supplier’s ownership of SyntraNet.

3.5    Reservation of Rights. Except as expressly granted in this Agreement, there are no other licenses granted to Customer, express, implied or by way of estoppel. All rights not granted in this Agreement are reserved by Supplier.

4.    TRANSITION SERVICES.

4.1    Description. Supplier shall provide the services outlined in Exhibit A (“Transition Services”) to facilitate Customer’s usage of SyntraNet during the Transition Term.

4.2    Acknowledgement. Customer understands that the Transition Services provided by Supplier under this Agreement are not sufficient for Customer to independently operate SyntraNet. In addition to the Vendor Contracts, Customer must contract with additional vendors to continue operating, using and making available SyntraNet for Customer’s use. Supplier has no liability for Customer’s ability or inability to procure services from any such vendors.

5.    FEES AND PAYMENT; MUTUAL RELEASE OF CLAIMS.

5.1    Fees.

(a)    License Fee. In partial consideration of the rights granted in this Agreement with respect to SyntraNet, Customer shall pay Supplier one U.S. dollar ($1.00).

(b)    Transition Fees. In consideration of the Transition Services that Supplier will provide under this Agreement during the Transition Term, Customer shall pay Supplier in accordance with Exhibit A (“Transition Fees”). Payment for the Transition Fees shall be due on each of the dates provided in Table 3.1 of Exhibit A.

(c)    Outstanding Payment Obligations under Prior Agreements. Notwithstanding Section 5.2 (Mutual Release), Customer’s outstanding payment obligations to Supplier for Supplier’s performance under the Prior Agreements are extinguished except for the amounts set forth in this Section 5.1(c). Customer remains obligated to make payments under the Prior Agreements for Collective Medical Technologies, Inc. (October – December 2023), which total one hundred fifty-one thousand one hundred seventy U.S. dollars ($151,170.00) (the “Outstanding Payments”). Such payments shall be made according to the terms of the Prior Agreements.

(d)    Taxes. Customer shall pay all Taxes associated with the Transition Fees and the Outstanding Payments.

5.2    Mutual Release.

(a)    With the exception of the Outstanding Payments and the Transition Fees, and in consideration of the covenants, agreements, and undertakings of the Parties under this Agreement, upon the Effective Date, each Party, on behalf of itself and its respective present and former parents, subsidiaries, Affiliates, officers, directors, shareholders, managers, members, successors, and assigns (collectively, “Releasors”) hereby releases, waives, and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, Affiliates, employees, officers, directors, shareholders, managers, members, agents, representatives, permitted successors, and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of, arising out of or relating to the Agreement, except for any surviving obligations under the Prior Agreements and Claims relating to rights and obligations preserved by, created by, or otherwise arising out of this Agreement.

(b)    California Civil Code Section 1542 Notice and Waiver. Each Releasor understands that it may later discover Claims or facts that may be different from, or in addition to, those that it or any other Releasor now knows or believes to exist regarding the subject matter of the release contained in this Section 5, and which, if known at the time of signing this Agreement, may have materially affected this Agreement and such Party’s decision to enter into it and grant the release contained in this Section 5. Nevertheless, the Releasors intend to fully, finally, and forever settle and release all Claims that now exist, may exist, or previously existed, as set out in the release contained in this Section 5, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasors hereby waive any right or Claim that might arise as a result of such different or additional Claims or facts. The Releasors have been made aware of, and understand, the provisions of California Civil Code Section 1542 (“Section 1542”), which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” The Releasors expressly, knowingly, and intentionally waive any and all rights, benefits, and protections of Section 1542 and of any other state or federal statute or common law principle limiting the scope of a general release.

6.    TRANSITION OF RELEVANT SUPPLIER EMPLOYEES. Supplier will use commercially reasonable efforts to identify its personnel who currently support SyntraNet for Customer. Customer may make offers of employment to these identified personnel on terms as Customer determines in its sole discretion, but Supplier makes no commitment to Customer that any personnel will accept any offers of employment. Customer has no remedy against Supplier if any such employee does not accept any offers of employment made by Customer. Notwithstanding the foregoing, to the extent permitted by applicable law and any obligations of confidentiality that Supplier owes to any such personnel, Supplier may provide Customer with reasonably requested information regarding salary and benefits for any such identified personnel. For avoidance of doubt, Supplier has no liability for any actions or inactions taken by any personnel, whether or not Customer elects to hire them. Customer’s hiring of any personnel is at Customer’s own risk and Supplier makes no representations or warranties about the qualifications, experience or suitability of any personnel.

7.    REPRESENTATIONS AND WARRANTIES; DISCLAIMER.

7.1    Mutual Representations and Warranties. Subject to the Bankruptcy Court’s entry of the Approval Order, each Party represents and warrants to the other Party that:

(a)    It has the full right, power, and authority to enter into this Agreement, to grant the release contained herein and to perform its obligations hereunder.

(b)    The execution of this Agreement by the individual whose signature is set out at the end of this Agreement on behalf of such Party, and the delivery of this Agreement by such Party, have been duly authorized by all necessary corporate or government action, as applicable, on the part of such Party.

(c)    This Agreement has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

(d)    It (i) knows of no Claims against the other Party relating to or arising out of the Agreement that are not covered by the release contained in Section 5.2 (Mutual Release) and (ii) has neither assigned nor transferred any of the Claims released herein to any person or entity and no person or entity has subrogated to or has any interest or rights in any Claims.

7.2    No Reliance. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THE PRIOR AGREEMENTS AND IN THIS SECTION 7 OF THIS AGREEMENT, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT, IN ENTERING INTO THIS RELEASE AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 7.

7.3    Disclaimer of Warranties. SYNTRANET, SOURCE CODE, OBJECT CODE AND DOCUMENTATION ARE PROVIDED ON AN “AS IS” BASIS. CUSTOMER’S USE OF SYNTRANET, SOURCE CODE, OBJECT CODE AND DOCUMENTATION IS AT ITS OWN RISK. SUPPLIER DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS, STATUTORY AND IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, QUALITY, SUITABILITY, OPERABILITY, CONDITION, SYSTEM INTEGRATION, NON-INTERFERENCE, WORKMANSHIP, TRUTH, ACCURACY (OF DATA OR ANY OTHER INFORMATION OR CONTENT), ABSENCE OF DEFECTS, WHETHER LATENT OR PATENT, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. ANY SOFTWARE PROVIDED BY SUPPLIER PURSUANT TO THIS AGREEMENT IS LICENSED AND NOT SOLD.

NO AGENT OF SUPPLIER IS AUTHORIZED TO ALTER OR EXPAND THE WARRANTIES OF SUPPLIER AS SET FORTH HEREIN. SUPPLIER DOES NOT WARRANT THAT: (A) THE USE OF SYNTRANET, SOURCE CODE, OBJECT CODE OR DOCUMENTATION WILL BE SECURE, TIMELY, UNINTERRUPTED OR ERROR-FREE OR OPERATE IN COMBINATION WITH ANY OTHER HARDWARE, SOFTWARE, SYSTEM OR DATA; (B) SYNTRANET, SOURCE CODE, OBJECT CODE AND DOCUMENTATION WILL MEET CUSTOMER’S REQUIREMENTS OR EXPECTATIONS; OR (C) SYNTRANET, SOURCE CODE, OBJECT CODE AND DOCUMENTATION WILL BE ERROR-FREE OR THAT ERRORS OR DEFECTS WILL BE CORRECTED.

8.    CONFIDENTIALITY.

8.1    Confidential Information. “Confidential Information” means any and all non-public technical and non-technical information disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in any form or medium, whether oral, written, graphical or electronic, pursuant to this Agreement, that is marked confidential and proprietary, or that the Disclosing Party identifies as confidential and proprietary, or that by the nature of the circumstances surrounding the disclosure or receipt ought to be treated as confidential and proprietary information, including but not limited to: (a) techniques, sketches, drawings, models, inventions (whether or not patented or patentable), know-how, processes, apparatus, formulae, equipment, algorithms, software programs, software source documents, APIs, and other creative works (whether or not copyrighted or copyrightable); (b) information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information; and (c) proprietary or confidential information of any third party who may disclose such information to Disclosing Party or Receiving Party in the course of Disclosing Party’s business. Confidential Information of Supplier shall include SyntraNet and the Documentation. Confidential Information also includes all summaries and abstracts of Confidential Information.
8.2    Non-Disclosure. Each Party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other Party. The Receiving Party shall, at all times, both during the term of this Agreement and thereafter, keep in confidence and trust all of the Disclosing Party’s Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as necessary to fulfill the Receiving Party’s obligations or to exercise the Receiving Party’s rights under this Agreement. Each Party agrees to secure and protect the other Party’s Confidential Information with the same degree of care and in a manner consistent with the maintenance of such Party’s own Confidential Information (but in no event less than reasonable care), and to take appropriate action by instruction or agreement with its employees, Affiliates or other agents who are permitted access to the other Party’s Confidential Information to satisfy its obligations under this Section. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees, affiliates, independent contractors and agents who need access to such Confidential Information in order to effect the intent of this Agreement and who are subject to confidentiality obligations at least as stringent as the obligations set forth in this Agreement.

8.3    Strict Confidentiality with Respect to Source Code. Customer agrees that the Source Code licensed herein is the property of and a trade secret of Supplier and is furnished hereunder on a strictly confidential basis. Customer agrees not to reveal the Source Code to any person or entity except as on a need-to-know basis, nor shall Customer reveal to any other person or entity directly or through its employees any information relating to the Source Code, the programming therein, or the algorithms thereof except as on a need-to-know basis. Customer shall treat the Source Code with at least the same degree of care and confidentiality as Customer treats its own trade secrets but in any event no less than the requirements of this Section 8, as well as industry standard reasonable care for similar trade secrets. Customer agrees that it is fully responsible for the actions of each of its employees and agents with respect to the Source Code, whether or not such individual is or was acting within the scope of his or her employment. Customer’s breach of this Section 8.3 shall constitute a material breach.

8.4    Exceptions to Confidential Information. The obligations set forth in Section 8.2 (Non-Disclosure) shall not apply to the extent that Confidential Information includes information which: (a) was known by the Receiving Party prior to receipt from the Disclosing Party either itself or through receipt directly or indirectly from a source other than one having an obligation of confidentiality to the Disclosing Party; (b) was developed by the Receiving Party without use of the Disclosing Party’s Confidential Information; or (c) becomes publicly known or otherwise ceases to be secret or confidential, except as a result of a breach of this Agreement or any obligation of confidentiality by the Receiving Party. Nothing in this Agreement shall prevent the Receiving Party from disclosing Confidential Information to the extent the Receiving Party determines it is legally compelled to do so; provided, however, that prior to any such disclosure, the Receiving Party shall notify the Disclosing Party in writing of an order or request to disclose. Notwithstanding anything in this Agreement to the contrary, the Parties understand that this Agreement will be filed as a public document with the Bankruptcy Court.

8.5    Injunctive Relief. The Parties agree that any unauthorized disclosure of Confidential Information or the Source Code may cause immediate and irreparable injury to the Disclosing Party and that, in the event of such breach, the Receiving Party will be entitled, in addition to any other available remedies, to seek immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages.

9.    LIMITATION OF LIABILITY.

9.1    No Consequential Damages. NEITHER CUSTOMER NOR SUPPLIER NOR ITS LICENSORS OR SUPPLIERS SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR ANY DAMAGES FOR LOST DATA, BUSINESS INTERRUPTION, LOST PROFITS, LOST REVENUE OR LOST BUSINESS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF CUSTOMER, SUPPLIER OR ITS LICENSORS OR SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.2    Limitation of Liability. NEITHER CUSTOMER NOR SUPPLIER NOR ITS LICENSORS OR SUPPLIERS SHALL BE LIABLE FOR CUMULATIVE, AGGREGATE DAMAGES GREATER THAN AN AMOUNT EQUAL TO THE TRANSITION FEES. FOR THE AVOIDANCE OF DOUBT, THE OUSTANDING PAYMENTS ARE NOT TRANSITION FEES AND ARE NOT INCLUDED IN THIS LIMITATION OF LIABILITY CALCULATION.

9.3    Exceptions. THE EXCLUSIONS AND LIMITATIONS IN SECTIONS 9.1 (NO CONSEQUENTIAL DAMAGES) AND 9.2 (RESERVED) SHALL NOT APPLY TO LIMIT DAMAGES ARISING OUT OF (i) EITHER PARTY’S INFRINGEMENT, VIOLATION OR MISAPPROPRIATION OF THE OTHER PARTIES INTELLECTUAL PROPERTY RIGHTS, (ii) CUSTOMER’S BREACH OF SECTION 3.3 (RESTRICTIONS), OR (iii) EITHER PARTY’S BREACH OF SECTION 8 (CONFIDENTIALITY).

9.4    Essential Purpose. CUSTOMER ACKNOWLEDGES THAT THE TERMS IN THIS SECTION 9 (LIMITATION OF LIABILITY) SHALL APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND SHALL APPLY EVEN IF AN EXCLUSIVE OR LIMITED REMEDY STATED HEREIN FAILS OF ITS ESSENTIAL PURPOSE AND WITHOUT REGARD TO WHETHER SUCH CLAIM IS BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE.

10.    TERM.

10.1    Term of Transition Services. The Transition Services will commence pursuant to this Agreement effective upon the approval of the Bankruptcy Court, but subject to the conditions precedent set forth in Section 2.2 (Assignment and Assumption of Agreements), and will continue until December 28, 2023 (“Transition Term”). Supplier shall have no obligation, whether under this Agreement or the Prior Agreements, to provide Customer with any services, including but not limited to any Transition Services or support and maintenance services, following expiration of the Transition Term. Notwithstanding anything in a Prior Agreement to the contrary, including but not limited to any provisions that provide for any survival of any of Supplier’s obligations, the Prior Agreements will terminate and be of no force or effect (except only as to definitions that are incorporated herein by reference and the Outstanding Payments) as of the date this Agreement is approved by the Bankruptcy Court but subject to the conditions precedent set forth in Section 2.2 (Assignment and Assumption of Agreements).

10.2    Breach. Subject to Section 9 (Limitation of Liability), in the event of a breach of this Agreement by either Party, the other Party may terminate this Agreement upon written notice to the breaching Party. Notwithstanding the foregoing, Customer shall have fifteen (15) Business Days to cure a breach of Section 3 of Exhibit A (Fees and Payments) before Supplier may terminate this Agreement upon written notice to Customer.

10.3    Effects of Termination. Upon termination of this Agreement, (a) all fees and other amounts owed to Supplier shall be immediately due and payable by Customer; and (b) in the case of a termination by Supplier due to Customer’s material breach, Customer’s rights under Section 3 (Rights and Restrictions) shall terminate and Customer shall return to Supplier, or at Supplier’s option, Customer shall destroy Customer’s copy of the Source Code and Object Code within ten (10) days of the effective date of termination. Upon Supplier’s request, Customer shall certify in writing to Supplier that it has complied with Section 10.3(b). Within ten (10) days of the effective date of termination each Receiving Party shall: (a) return to the Disclosing Party, or at the Disclosing Party’s option, the Receiving Party shall destroy, all items of Confidential Information then in the Receiving Party’s possession or control, including any copies, extracts or portions thereof, and (b) upon request shall certify in writing to Disclosing Party that it has complied with the foregoing.

10.4    Survival. This Section and Sections 1 (Definitions), 3.3 (Restrictions), 3.4 (Ownership of Modifications and Enhancements), 3.5 (Reservation of Rights), 5 (Fees; Mutual Release of Claims), 7 (Representations and Warranties; Disclaimer), 8 (Confidentiality), 9 (Limitation of Liability), 10.3 (Effects of Termination), 10.4 (Survival) and 11 (Miscellaneous) shall survive any termination or expiration of this Agreement.

11.    MISCELLANEOUS.

11.1    Notices. All notices which a Party may be required or may wish to give may be given by addressing them to the other Party at the addresses set forth below (or at such other addresses as may be designated by written notices given in the manner designated herein) by (a) personal delivery, (b) sending such notices by commercial overnight courier with written verification of actual receipt, or (c) sending them by registered or certified mail. If so mailed or otherwise delivered, such notices shall be deemed and presumed to have been given on the earlier of the date of actual receipt or three (3) days after mailing or authorized form of delivery. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

TO SUPPLIER:                        TO CUSTOMER:

UpHealth Inc.                        COUNTY OF ALAMEDA
Suite 203
14000 S. Military Trail                    1000 San Leandro Blvd, Suite 300
Delray Beach, FL 33484                    San Leandro, CA 94577
Attn: Legal Department                    Attn: Brian Thomas

11.2    Governing Law, Dispute Resolution. This Agreement and the rights and obligations of the Parties to and under this Agreement shall be governed by and construed under the laws of the United States and the State of California as applied to agreements entered into and to be performed in such State without giving effect to conflicts of laws rules or principles. Any Claims arising out of or relating to this Agreement shall be brought in the Northern District court of California, San Francisco Division, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Claims, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all Claims shall be heard and determined only in any such court, and agrees not to bring any Claims arising out of or relating to this Agreement in any other court. Each Party acknowledges and agrees that this Section 11.2 constitutes a voluntary and bargained-for agreement between the Parties.

11.3    Waiver. No term or provision of this Agreement shall be considered waived by either Party, and no breach excused by either Party, unless such waiver or consent is in writing signed on behalf of the Party against whom the waiver is asserted. No consent by either Party to, or waiver of, a breach by either Party, whether express or implied, shall constitute consent to, waiver of, or excuse of any other, different, or subsequent breach by either Party.

11.4    No Third-Party Beneficiaries. No person or entity other than Customer and Supplier (and their respective successors and permitted assignees) shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

11.5    Severability. If any provision of this Agreement is held invalid or unenforceable for any reason, the remainder of the provision shall be amended to achieve as closely as possible the economic effect of the original term and all other provisions shall continue in full force and effect.

11.6    Assignment. Customer may not assign its rights or delegate its obligations under this Agreement to any third party, whether voluntarily or by operation of law or otherwise (including in connection with any merger or acquisition involving Customer), except to an entity serving Alameda County individuals upon written notice to Supplier, without the prior written consent of Supplier, such consent not to be unreasonably withheld. Any purported assignment or transfer in violation of this section shall be void. Subject to the foregoing restrictions, this Agreement will bind and benefit the Parties and their successors and permitted assigns.

11.7    Relationship of the Parties. Supplier is an independent contractor to Customer. There is no relationship of agency, partnership, joint venture, employment, or franchise between the Parties. Neither Party has the authority to bind the other or to incur any obligation on its behalf.

11.8    Force Majeure. Neither Party shall be liable for any failure or delay in performance under this Agreement due to fire, explosion, earthquake, storm, flood or other weather; unavailability of necessary utilities or raw materials; Internet service provider failures or delays, or denial of service attacks; war, civil unrest, acts of terror, insurrection, riot, acts of God or the public enemy; epidemic or pandemic; strikes or other labor problems; any law, act, order, proclamation, decree, regulation, ordinance, or instructions of government or other public authorities, or judgment or decree of a court of competent jurisdiction (not arising out of breach by such Party of this Agreement); or any other event beyond the reasonable control of the Party whose performance is to be excused.

11.9    Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission, electronic transmission, such as Docusign, or in Adobe™ Portable Document Format (.pdf) sent by electronic mail shall be deemed to be original signatures.

11.10    Equal Representation by Counsel. Customer represents and acknowledges that it has been represented by legal counsel of its choosing in connection with this Agreement and further agrees that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, Customer agrees that no presumption will apply against Supplier no matter that Supplier drafted such terms and provisions in the first instance.

[***Remainder of the Page Intentionally Left Blank; Signature Page to Follow***]

IN WITNESS WHEREOF, the Parties have signed this Agreement as of the Execution Date hereof.

“Supplier”                         “Customer”

Thrasys, Inc.                         County of Alameda

By: /s/ Martin S.A. Beck             By: /s/ Colleen Chawla

Name: Martin Beck                    Name: Colleen Chawla

Title: CEO             Title: Director, Health Care Services Agency

Date: 11/15/2023                     Date: 11/15/2023

APPROVED AS TO FORM: DONNA ZIEGLER
County Counsel for the County of Alameda

/s/ Raymond Leung
Raymond Leung, Deputy County Counsel

Exhibit A: Services and Fees

This Exhibit A defines the scope and fees for the Transition Services to enable the Customer to operate, maintain, and enhance SyntraNet during the Transition Term.

1.TERM OF TRANSITION SERVICES.

1.1    Supplier shall perform Transition Services for the Transition Term.

2.SCOPE OF TRANSITION SERVICES.

1.2    Transition Services. Supplier shall:

(a)    Migrate SyntraNet and Customer data sources and data (including without limitation, County Data) to a Customer-owned instance of Microsoft Azure;

(b)    Assign to Customer the Vendor Contracts;

(c)    Set up production, staging, development, and code deployment environments allowing the Customer to develop enhancements and deploy them to the aforementioned environments; further, Supplier shall use commercially reasonably efforts to setup the aforementioned environments according to the following schedule (but with the understanding that, so long as Supplier uses commercially reasonable efforts, missing these enumerated dates does not constitute a breach by Supplier): production environment completion no later than November 17, 2023; staging environment completion no later than November 27, 2023; development environment completion no later than December 11, 2023; and code deployment environment completion no later than December 15, 2023; and

(d)    Provide relevant documentation of SyntraNet architecture and operations.

2.2    Necessary Services Outside of Scope of these Transition Services. Customer understands that, in addition to the Transition Services provided in 2.1 of this Exhibit A, Customer will need to procure certain services from other third-party vendors in order to use SyntraNet after December 28, 2023. Supplier shall supply a list of these other necessary third-party vendors to Customer, but Supplier shall not be liable for Customer’s inability to use SyntraNet if such inability is due to Customer’s failure to obtain the necessary services from these third-party vendors, despite Supplier’s provision of the aforementioned list.

3.FEES AND PAYMENTS

3.1    Subject to the terms of Section 5.1(b) of the Agreement, Customer shall pay Supplier a total of one million four hundred fifty thousand U.S. dollars ($1,450,000.00) for the Transition Services, paid in six separate installment amounts and upon the conditions or dates, as applicable, outlined in Table 3.1 (Transition Services Payment Schedule). Customer shall pay each installment amount within seven (7) business days of receipt of satisfactory invoice with all requisite information and/or documentation. If Customer determines that the usage capabilities of a milestone materially deviates from Customer’s usage capabilities as of immediately prior to the Execution Date of the Agreement, Customer may give Supplier written notice of the material deviation with a reasonably detailed explanation of the deviation. If Customer fails to provide written notice of a material deviation within five (5) Business Days of receiving notice from Supplier that the respective milestone is complete, the milestone will be deemed complete (“Completion”). The Parties shall cooperate in good faith to resolve any material deviations that Customer identifies in writing to Supplier.

[***Remainder of the Page Intentionally Left Blank; Table 3.1 to Follow***]

Table 3.1: Transition Services Payment Schedule
Conditions or Date, As Applicable	Installment amount
Completion of Production Environment	$290,000.00
Date that assumption and assignment of all Vendor Contracts is approved by Bankruptcy Court	$265,000.00
Completion of Development Environment	$290,000.00
Completion of Staging Environment	$290,000.00
Completion of Code Deployment Environment	$290,000.00
December 28, 2023	$25,000.00

Exhibit B

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 11/14/2023

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must have ADDITIONAL INSURED provisions or be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Newfront Insurance Services 777 Mariners Island Blvd Suite 250 San Mateo, CA 94404 www.newfront.com	CONTACT NAME: Cert Request PHONE (A/C, No, Ext): 650-488-8565 FAX (A/C, No): E-MAIL ADDRESS: TechCertRequest@newfront.com		
	INSURER(S) AFFORDING COVERAGE		**NAIC #**
	INSURER A :	ACE Property and Casualty Insurance Co	20699
INSURED Thrasys, Inc. 250 Executive Pk Blvd Ste 2000 San Francisco CA 94134	INSURER B :	Lloyds of London	
	INSURER C :	N2G Worldwide Insurance Services	
	INSURER D :		
	INSURER E :		
	INSURER F :		

COVERAGES **CERTIFICATE NUMBER:** 74854609 **REVISION NUMBER:**

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	✓ COMMERCIAL GENERAL LIABILITY	✓		OGLG25505451001	9/6/2023	9/6/2024	EACH OCCURRENCE	$ 1,000,000
	CLAIMS-MADE ✓ OCCUR						DAMAGE TO RENTED PREMISES (Ea occurrence)	$ 250,000
							MED EXP (Any one person)	$ 10,000
							PERSONAL & ADV INJURY	$ $1,000,000
	GEN'L AGGREGATE LIMIT APPLIES PER:						GENERAL AGGREGATE	$ $3,000,000
	✓ POLICY PRO-JECT LOC						PRODUCTS - COMP/OP AGG	$ $3,000,000
	OTHER:							$
A	AUTOMOBILE LIABILITY			CALH08614957001	9/6/2023	9/6/2024	COMBINED SINGLE LIMIT (Ea accident)	$ 1,000,000
	ANY AUTO						BODILY INJURY (Per person)	$
	OWNED AUTOS ONLY / SCHEDULED AUTOS						BODILY INJURY (Per accident)	$
	✓ HIRED AUTOS ONLY / ✓ NON-OWNED AUTOS ONLY						PROPERTY DAMAGE (Per accident)	$
								$
A	✓ UMBRELLA LIAB ✓ OCCUR			XOOG25505530001	9/6/2023	9/6/2024	EACH OCCURRENCE	$ 4,000,000
	EXCESS LIAB CLAIMS-MADE						AGGREGATE	$ 4,000,000
	DED ✓ RETENTION $ 5,000							$
C	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N/A		WCC600036A	9/6/2023	9/6/2024	✓ PER STATUTE OTH-ER	
							E.L. EACH ACCIDENT	$ 1,000,000
							E.L. DISEASE - EA EMPLOYEE	$ 1,000,000
							E.L. DISEASE - POLICY LIMIT	$ 1,000,000
B	Tech E&O w/Cyber Liability			APT1092923	3/1/2023	3/1/2024	$5,000,000 Each Claim/Aggregate	

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)

County of Alameda, its Board of Supervisors, the individual members thereof, and all County officers agents, employees and representatives are named as an Additional Insured on General Liability where required by written contract or agreement

CERTIFICATE HOLDER	CANCELLATION
Alameda County Health Care Services Agency 1000 San Leandro Blvd Ste 300 San Leandro CA 94577	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. AUTHORIZED REPRESENTATIVE Rod Sockolov

© 1988-2015 ACORD CORPORATION. All rights reserved.

ACORD 25 (2016/03) The ACORD name and logo are registered marks of ACORD

74854609 | 22-23 Master w/23-24 Tech E&O/Cyb | Jessica Keller | 6/15/2023 8:15:19 AM (PST) | Page 1 of 2
This certificate cancels and supersedes ALL previously issued certificates.

THIS ENDORSEMENT CHANGES YOUR POLICY. PLEASE READ IT CAREFULLY.

POLICY NUMBER: OGLG25505451

BLANKET ADDITIONAL INSURED(S) WRITTEN CONTRACT ENDORSEMENT

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE FORM

It is agreed that:

1. Section II, Who Is An Insured, subsection 2, shall be amended to include as insured(s) any natural person or organization with which any Named Insured has a written contract (i) in effect during the policy period and (ii) executed prior to the "bodily injury", "property damage" or "personal and advertising injury" occurring or being commited, if such written contract requires that this policy include such natural person or organization as an insured hereunder. However, coverage for such insured under this endorsement is limited as follows:

   a. If the Limits of Insurance stated in the Declarations exceed the limits of insurance required by such contract, the insurance provided by this endorsement shall be limited to the limits of insurance required by such written contract. This endorsement shall not increase the Limits of Insurance stated in the Declarations.

   b. Such natural person or organization is an insured solely for liability for "bodily injury", "property damage" or "personal and advertising injury" caused by an "occurrence" or offense arising out of premises used to conduct your business operations that was caused solely by:

      i. you or your "employees" acting on your behalf; and
      ii. performed on behalf of such insured and within the scope of your written contract with such insured.

   c. Where no coverage shall apply herein for the Named Insured, no coverage or defense shall be afforded to such insured.

2. Section I, Coverages, Coverage A Bodily Injury and Property Damage Liability, subsection 2, Exclusions, exclusion b, Contractual Liability, is amended by adding the following directly following paragraph b(2):

   (3) Assumed in a contract pursuant to the Blanket Additional Insured(s) Written Contract Endorsement if attached to this policy.

3. Section I, Coverages, Coverage B Personal and Advertising Injury Liability, subsection 2, Exclusions, exclusion e, Contractual Liability, is amended by adding the following:

   This exclusion does not apply to liability assumed in a contract pursuant to the Blanket Additional Insured(s) Written Contract Endorsement if attached to this policy.

All other terms and conditions of this policy remain unchanged.

Authorized Representative

LD-26274 (09/06) © ACE USA, 2009 Page 1 of 1

Issued Copy

74864609 | 22-23 Master w/23-24 Tech E&O/Cyb | Jessica Keller | 6/15/2023 8:15:19 AM (PST) | Page 2 of 2

This certificate cancels and supersedes ALL previously issued certificates.